Exhibit 22.2
Owens & Minor, Inc.

List of Subsidiaries Pledged as Collateral

The following table lists the pledged subsidiaries of Owens & Minor, Inc.’s 2024 Notes that constitute collateral (together, "the Collateral Group") as of September 30, 2021:

Entity
Owens & Minor, Inc.
Owens & Minor Distribution, Inc.
Owens & Minor Medical, Inc.
Barista Acquisition I, LLC
Barista Acquisition II, LLC
O&M Halyard, Inc.
O&M Byram Holding, GP
Byram Holdings I, Inc.
Byram Healthcare Centers, Inc.
Owens & Minor International Logistics, Inc.
500 Expressway Drive South LLC, a Delaware limited liability company
Access Diabetic Supply, L.L.C., a Florida limited liability company
Access Respiratory Supply Inc., a Florida corporation
AVID Medical, Inc., a Delaware corporation
Clinical Care Services, L.L.C., a Utah limited liability company
Diabetes Specialty Center, L.L.C., a Utah limited liability company
Fusion 5 Inc., a Delaware corporation
Halyard North Carolina, LLC, a North Carolina limited liability company
Key Diabetes Supply Co., a Michigan corporation
MAI Acquisition Corp., a Delaware corporation
Medegen Newco, LLC, a Delaware limited liability company
Medical Action Industries, Inc., a Delaware corporation
Medical Supply Group, Inc., a Virginia corporation
O&M Worldwide, LLC, a Virginia limited liability company
OM Solutions International, Inc., a Virginia corporation
Owens & Minor Canada, Inc., a Virginia corporation
Owens & Minor Global Resources, LLC, a Virginia limited liability company
Owens & Minor Healthcare Supply, Inc., a Virginia corporation
O&M Halyard Canada Inc.
O&M Halyard Honduras S.A. de C.V.
O&M Halyard Mexico S. del R.L. de C.V.
O&M Brasil Consultoria Ltda
La Ada de Acuna-S. de R.L. de C.V.
O&M Halyard UK Limited
O&M Halyard France
O&M Halyard Germany GMBH
O&M Halyard Netherlands B.V.
O and M Halyard South Africa Pty Ltd
Mira MEDsource Holding Company Limited
MIRA Medsource (Malaysia) SDN. BHD.
Mira MEDsource (Shanghai) Co., LTD
O&M International Healthcare C.V.
Owens & Minor International Unlimited Company
Owens & Minor Jersey Holdings Limited
O&M Ireland Unlimited Company
Owens & Minor Jersey Unlimited

Nalvest Limited
ArcRoyal Holdings Unlimited Company
ArcRoyal Unlimited Company
Owens & Minor Global Services Unlimited Company
O&M Healthcare Italia S.R.L.
O&M Halyard Belgium
O&M Halyard Australia PYT LTD
O&M Halyard Singapore PTE Ltd
O&M Halyard Ireland Limited
O&M Halyard Japan GK
O&M Halyard Health India Private Limited
Safeskin Medical & Scientific (Thailand) Ltd.
Halyard Malaysia SND BHD